SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 29, 2001

Minntech Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-11278	41-1229121

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

14605 – 28th Avenue North
Minneapolis, Minnesota		55447

(Address of principal executive offices)		(Zip Code)

(673) 553-3300

(Registrant’s telephone number)

Item     5.          Other Items — Merger Exchange Ratio

             On August 29, 2001, Minntech Corporation and Cantel Medical Corp. announced the exchange ratio for the stock portion of the consideration to be paid to Minntech shareholders under the merger agreement providing for Cantel’s acquisition of Minntech.  A copy of the joint press release is filed as an exhibit to, and incorporated by reference in, this report.

Item 7.              Financial Statements and Exhibits.

Exhibits

             99.        Joint press release of Cantel and Minntech dated August 29, 2001.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINNTECH CORPORATION

Date: August 29, 2001	By:	/s/ Barbara A. Wrigley

Executive Vice President